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                        INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 3 to the Registration Statement of IAT Multimedia, Inc. on Form S-1 of our report dated December 7, 1997, on the financial statements of FSE Computer - Handel GmbH & Co, KG Pirmasens and to the reference to our firm under the caption "Experts" in such Prospectus.




                                               ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
January 28, 1997